23.1 Consent of Demetrius & Company, L.L.C.



                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Security Intelligence Technologies, Inc., of our report dated October 4, 2004 relating to the consolidated financial statements of Security Intelligence Technologies, Inc. and subsidiaries appearing in the Annual Report on Form 10-KSB of Security Intelligence Technologies, Inc. for the year ended June 30, 2004.

/s/ Demetrius & Company, L.L.C.
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Wayne, New Jersey
February 25, 2005